Exhibit 5.1

April 23, 2026

Focus Universal Inc.

1515 W. Cameron Ave., Ste 210

West Covina, CA 91790

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

With respect to the Registration Statement on Form S-1 (file No. 333[----]) (the “Registration Statement”) being filed with the Securities and Exchange Commission by Focus Universal Inc., a Nevada corporation (the “Company”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 3,351,954 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), consisting of: (i) 1,117,318 shares of Common Stock (“Pre-Funded Warrant Shares”) issuable upon the exercise of certain outstanding Pre-Funded Common Stock Purchase Warrants to purchase shares of Common Stock (“Pre-Funded Warrants”); (ii) up to 1,117,318 shares of Common Stock (“Series A Warrant Shares”) issuable upon the exercise of certain outstanding Series A Common Stock Purchase Warrants to purchase shares of Common Stock (“Series A Warrants”); (iii) up to 1,117,318 shares of Common Stock (“Series B Warrant Shares”) issuable upon the exercise of certain outstanding Series B Common Stock Purchase Warrants to purchase shares of Common Stock (“Series B Warrants,” and together with Pre-Funded Warrants and Series A Warrants, the “Warrants”), to be offered for resale by the selling stockholder named in the Registration Statement (the “Selling Stockholder”). The Warrants were issued pursuant to that certain Securities Purchase Agreement, dated April 6, 2026, by and between the Company and the Selling Stockholder, and the Warrant Shares will be issuable pursuant to the terms of the Warrants. In connection with the foregoing, we advise you as follows:

We are counsel for the Company and have participated in the preparation of the Registration Statement. We have reviewed the Company’s Articles of Incorporation, as amended to date, Bylaws, as amended, and certain resolutions of the Board of Directors as well as certain corporate actions taken to date in connection with the Registration Statement, and such other documents and authorities as we deem relevant for the purpose of this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In our examination of documents executed or to be executed by parties other than the Company, its directors and officers, we have assumed that such parties had, have or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. In rendering the opinions set forth below, we have assumed that the Company has received or will receive, as of the time of issuance, the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the issuance of the Common Stock. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

Main Office: 650 Town Center Drive, Suite 680, Costa Mesa, CA 92626

43 West 43rd Street, Suite 342, New York, NY 10063

Tel: (949) 752-1100 ÷ Fax: (917) 791-8877

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Based upon the foregoing and in reliance thereon, we are of the opinion that, upon compliance with the Securities Act, and upon the valid exercise of the Warrants in accordance with their terms, the 3,351,954 shares of Common Stock underlying the Warrant Shares, that are being registered for resale by the Selling Stockholder pursuant to the Registration Statement will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the laws of the State of Nevada as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The foregoing opinions are given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Experts” in the prospectus included in the Registration Statement.

Very truly yours,
/s/ Corporate Securities Legal LLP

CORPORATE SECURITIES LEGAL LLP

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